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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                            -----------------------

                                   FORM 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the

                        Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported) June 17, 1996


                        Celestial Ventures Corporation
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               Exact name of registrant as specified in charter


        Nevada                       33-12613 NY              22-2814206
(State or other jurisdiction         (Commission            (IRS Employer)
of incorporation)                     File Number)        Identification No.)


382 Route 59, Section 310, Monsey, New York            10952
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(Address of principal executive offices)             (Zip Code)


Registrant's telephone number,
including area code           (914) 369-0132
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(Former name or former address, if changed since last report)

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Item 4.  Changes in Registrant's Certifying Accountant.

Changes in Registrant's Certifying Accountants.

     On June 17 1996, the Company engaged Raich Ende Malter Lerner & Co., as its independent accountants to prepare audited financial statements for the year ended June 30, 1996, following dismissal of the Company's former independent accountants, Joel S. Baum, P.A. The Company's former independent accountants had previously issued audit reports to the Company for the years ended October 31, 1994 and the eight months ended June 30, 1995 (the Company's new fiscal year end), which reports did not contain any adverse opinion or disclaimer of opinion, or was modified as to uncertainty, audit scope, or accounting principles. There were no disagreements on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of the former accountants would have caused them to make reference to the subject matter of the disagreement in its
reports.   The Company employs a fully costed bill of materials system, a perpetual inventory system and cycle counting procedures designed to monitor the perpetual inventory system. With regard to revenue recognition, the Company employs a policy of recognizing revenue only upon the shipment of goods. The Company believes that presently its system of internal control and operations is satisfactory to permit the preparation of reliable interim and annual financial statements. The change in accountants was approved by the Board of Directors of the Company on June 11, 1996.

                                   EXHIBITS

Financial Statement and Exhibits

(a)  Not Applicable

(b)  Exhibits.

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     16. Letter re Change in Certifying Accountant. Letter from former certified public accountant Joel S. Baum, P.A. consenting to the disclosures made in the Form 8-K.

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                                  SIGNATURES

      Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        CELESTIAL VENTURES CORPORATION
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                                                (registrant)


Dated: June 28, 1996                    By: /s/ Irwin Schneidmill
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                                            Irwin Schneidmill, President

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